EXHIBIT 4.1

Description of Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934

Ecolab Inc., a Delaware corporation (“Ecolab,” “we,” “our,” “us,” “the Company”), has three classes of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended: (i) its common stock, $1.00 par value per share, (ii) its 2.625% Euro Notes due 2025, and (iii) its 1.000% Euro Notes due 2024.

1.	COMMON STOCK, $1.00 PAR VALUE

The following description of Ecolab common stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to Ecolab’s Restated Certificate of Incorporation dated January 2, 2013 (the “Certificate of Incorporation”), which is incorporated by reference as an exhibit to the Annual Report on Form 10-K, and Ecolab’s Bylaws as last amended on May 4, 2023 (the “Bylaws”), which is incorporated by reference as an exhibit to our Current Report on Form 8-K of which this Exhibit 4.1 is a part. We encourage you to read our Restated Certificate of Incorporation, our Bylaws and the applicable provisions of the Delaware General Corporation Law, Title 8, Chapter 1 of the Delaware Code (“DGCL”) for additional information.

Authorized Capital Stock

Under Ecolab’s Certificate of Incorporation, Ecolab’s authorized capital stock consists of 800,000,000 shares of common stock, par value $1.00 per share, and 15,000,000 shares of preferred stock, no par value.

Common Stock

Under Ecolab’s Bylaws, the holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders.

Ecolab’s Bylaws establish that directors shall be elected by the vote of the majority of the votes cast at any meeting for the election of directors at which a quorum is present; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which number of nominees exceeds the number of directors to be elected as of the 10th day preceding the date Ecolab first mails its notice of meeting for such meeting to the stockholders. For purposes of electing directors, a majority of votes cast shall mean that the number of shares voted “for” a nominee exceeds 50% of the number of votes cast with respect to such nominee. Votes cast with respect to a nominee shall exclude abstentions with respect to such nominee.

Subject to preferences which may be applicable to any outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock.

Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. Ecolab common stock is not redeemable.

Preferred Stock

Our board of directors is authorized without further action of the stockholders to issue preferred stock in one or more series and may fix the designations and the powers, preferences and rights of the preferred stock. No class of preferred stock is currently outstanding.

Certain Provisions under Ecolab’s Certificate of Incorporation, Bylaws and the DGCL

State Antitakeover Statute

Ecolab is subject to Section 203 of the DGCL, which regulates corporate takeovers and generally prohibits a publicly-held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation’s voting stock for a period of three years following the time the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner.

Number and Classification of the Board of Directors

Ecolab’s Certificate of Incorporation and Bylaws provide that the Ecolab Board of Directors shall consist of a number of directors, which number shall be determined from time to time exclusively by Ecolab’s Board of Directors pursuant to a resolution adopted by affirmative vote of a majority of Ecolab’s entire Board of Directors. All directors are elected for a one-year term expiring at the next annual meeting of stockholders. Pursuant to such procedures, Ecolab’s Board of Directors is not classified.

Removal of Directors

Under Ecolab’s Certificate of Incorporation and Bylaws, any director may be removed at any time by the holders of a majority of the shares then entitled to vote at an election of directors.

Vacancies on the Board of Directors

Ecolab’s Certificate of Incorporation and Bylaws provide newly created directorships and vacancies in the Board of Directors, however occurring, may be filled only by a majority vote of the directors then in office (even if less than a quorum), and shall not be filled by the stockholders.

Amendment of Restated Certificate of Incorporation

The DGCL generally permits the adoption of amendments to the Certificate of Incorporation if those amendments are approved and declared advisable by the board of directors of the corporation and adopted by the holders of a majority of the outstanding shares of stock of the corporation, unless the Certificate of Incorporation requires a greater vote.

Amendment of By-Laws

Under Ecolab’s Certificate of Incorporation and Bylaws, the Ecolab Board of Directors may, by vote of a majority of its members, alter, amend or rescind all or any of its Bylaws, as permitted by law, subject to the power of the stockholders to change or repeal a particular bylaw.

Special Meetings of Stockholders

Under Ecolab’s Bylaws, special meetings of the Ecolab stockholders may be called at any time by Ecolab’s Board of Directors or by the Chairman of the Ecolab Board, and shall be called by the Chairman of the Ecolab Board, Ecolab’s President or Secretary at the written request of the majority of Ecolab’s Board of Directors or at the written request of stockholders owning capital stock having 25% of the voting power of the entire issued and outstanding capital stock of Ecolab. Such request shall state the purpose or purposes of the proposed meeting. No business shall be transacted at any special meeting of the stockholders except that stated in the notice of the meeting.

Action by Written Consent

Ecolab’s Bylaws provide that any action required or permitted to be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding Ecolab stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Advance Notice Requirements of Stockholder Nominations and Proposals

Under Ecolab’s Bylaws, stockholders who wish to make a proposal or nominate directors at an annual meeting of stockholders must notify Ecolab no later than the 120th day nor earlier than the 150th day prior to the first anniversary of the date of the preceding year’s annual meeting. However, in the event that an annual meeting is called for on a date that is more than 30 days before or after the first anniversary of the preceding year’s annual meeting, then, in order to be timely, a stockholder’s notice must be received not later than the close of business on the earlier of the 10th day following the day on which notice of the date of such annual meeting was mailed or the date on which Ecolab first publicly announces the date of such annual meeting.

In the case of a special meeting of stockholders for the purpose of electing directors, a nominating stockholder must give notice not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. In no event shall the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.

A stockholder’s notice must set forth the information required by Ecolab’s Bylaws with respect to each matter the stockholder proposes to bring before an annual or special meeting.

Whenever the Ecolab Board of Directors solicits proxies with respect to the election of directors at an annual meeting of stockholders, Ecolab shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by or at the direction of the Ecolab Board of Directors, the name, together with other required information, of any person nominated for election to the Board of Directors by an eligible stockholder who expressly elects at the time of providing the required notice to have such nominee included in Ecolab’s proxy materials.

In order to qualify as an eligible stockholder, such stockholder must be a stockholder or a group of no more than 20 stockholders that (i) has owned (and continues to own through the date of the annual meeting) at least 3% of the number of outstanding shares of Ecolab’s stock continuously for at least three years as of the date the notice of proxy access nomination is received by Ecolab’s Secretary and (ii) satisfies all of the other requirements with respect to proxy access as set forth in Ecolab’s Bylaws.

Limitation of Personal Liability of Directors

Ecolab’s Certificate of Incorporation provides that the directors of Ecolab will not be personally liable to Ecolab or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the Certificate of Incorporation shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director’s duty of loyalty to Ecolab or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Indemnification of Directors, Officers and Employees

Ecolab’s Bylaws provide that every person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of Ecolab, or while a director or officer of Ecolab, is or was serving at the request of Ecolab or for its benefit as a director, officer, employee or agent of another corporation, or as its representative in a partnership, joint venture, trust nonprofit entity or other enterprise, including any employee benefit plan, shall be indemnified and held harmless by Ecolab to the fullest extent legally permissible under the DGCL in the manner prescribed therein, from time to time, against all liability and loss suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection therewith. Similar indemnification shall be provided by Ecolab to every person who was or is an employee of Ecolab or one of its subsidiaries who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, by reason of the fact that he is or was serving at the request of Ecolab as a director or officer of another corporation or as Ecolab’s representative in a partnership, joint venture, trust, nonprofit entity or other enterprise, including any employee benefit plan.

Exclusive Forum

Ecolab’s Bylaws provide that, unless Ecolab consents in writing to the selection of alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of Ecolab, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, stockholder, employee or agent of Ecolab to Ecolab or Ecolab’s stockholders, (iii) any action asserting a claim against Ecolab or any director, officer, stockholder, employee or agent of Ecolab arising out of or relating to any provision of the DGCL or Ecolab’s Certificate of Incorporation or Ecolab’s Bylaws, or (iv) any action asserting a claim against Ecolab or any director, officer, stockholder, employee or agent of Ecolab governed by the internal affairs doctrine of the State of Delaware; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein.

Listing

Our common stock is listed and traded on the New York Stock Exchange under the symbol “ECL”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. Its address for general inquiries delivered by regular mail is P.O. Box 505000, Louisville, KY 40233 and for courier services, registered mail or overnight deliveries it is 462 South 4th Street, Suite 1600, Louisville, KY 40202. Its toll-free number is (800) 322-8325.

2.	2.625% EURO NOTES DUE 2025

The following description of the Ecolab 2.625% Euro Notes due 2025 is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to the Indenture, dated January 12, 2015, between the Company and Wells Fargo Bank, National Association, and the Second Supplemental Indenture, dated as of July 8, 2015, by and among the Company, Wells Fargo Bank, National Association, Elavon Financial Services Limited, UK Branch, as paying agent, and Elavon Financial Services Limited, as transfer agent and registrar (such Indenture and Second Supplemental Indenture referred to, respectively, as the “base indenture” and the “supplemental indenture” and, collectively, as the “indenture” in the description below), each of which are incorporated by reference as an exhibit to the Annual Report on Form 10-K for the fiscal year ended December 31, 2022. We encourage you to read the base indenture and the supplemental indenture for additional information.

General

The notes were issued under an indenture, dated as of January 12, 2015, between us and Wells Fargo Bank, National Association, as trustee (the “base indenture”). Certain terms of the notes are contained in a second supplemental indenture (the “supplemental indenture” and, together with the base indenture, the “indenture”), among us, Wells Fargo Bank, National Association, as trustee, and certain other parties.

The notes are our senior unsecured obligations and rank equally in right of payment to our other senior debt from time to time outstanding. The notes are structurally subordinated to all liabilities of our subsidiaries, including trade payables. Since we conduct many of our operations through our subsidiaries, our right to participate in any distribution of the assets of a subsidiary when it winds up its business is subject to the prior claims of the creditors of the subsidiary. This means that a holder of our notes will also be subject to the prior claims of these creditors if a subsidiary liquidates or reorganizes or otherwise winds up its business. Unless we are considered a creditor of the subsidiary, a holder’s claims will be recognized behind these creditors.

The indenture does not limit the amount of notes, debentures or other evidences of indebtedness that we may issue under the indenture and provides that notes, debentures or other evidences of indebtedness may be issued from time to time in one or more series. We may from time to time, without giving notice to or seeking the consent of the holders of the notes offered hereby, issue additional debt securities having the same terms (except for the issue date and, in some cases, the public offering price and the first interest payment date) and ranking equally and ratably with the notes offered hereby. Any additional debt securities having such similar terms, together with the notes offered hereby, will constitute a single series of securities under the indenture.

The notes were initially issued in €575,000,000 aggregate principal amount and will mature on July 8, 2025. The notes bear interest at the rate of 2.625% per year from the date of original issuance, or from the most recent interest payment date to which interest has been paid or provided for. Interest on the notes accrued from July 8, 2015. We make interest payments on the notes annually in arrears on July 8 of each year, commencing July 8, 2016. Payment of interest on the notes on any interest payment date is made to the person in whose name such note (or predecessor note) is registered (which shall initially be the common depositary) at the close of business on the business day immediately preceding such interest payment date (the record date with respect to the notes). Interest on the notes is computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the notes (or from July 8, 2015, if no interest has been paid on the notes) to but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) (as defined in the rulebook of the International Capital Market Association).

If an interest payment date or the maturity date with respect to the notes falls on a day that is not a business day, the payment is made on the next business day as if it were made on the date the payment was due, and no interest will accrue on the amount so payable for the period from and after that interest payment date or the maturity date, as the case may be, to the date the payment is made. Interest payment for the notes includes accrued interest from and including the date of issue or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, the interest payment date or the date of maturity, as the case may be.

For purposes of the notes, “business day” means any day, other than a Saturday or Sunday, (1) which is not a day on which banking institutions in The City of New York or London are authorized or required by law, regulation or executive order to close and (2) on which the Trans-European Automated Real-Time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, is open.

The notes were issued only in registered book-entry form, in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

Issuance in Euro

Initial holders were required to pay for the notes in euros, and all payments of principal of, and premium or redemption price, if any, and interest on the notes, is made in euros.

If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or the euro is no longer used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. In such circumstances, the amount payable on any date in euros will be converted to U.S. dollars on the basis of the Market Exchange Rate (as defined below) on the second business day before the date that payment is due, or if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate on or before the date that payment is due. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the indenture. Neither the trustee nor the Paying Agent will be responsible for obtaining exchange rates, effecting conversions or otherwise handling redenominations. “Market Exchange Rate” means the noon buying rate in The City of New York for cable transfers of euros as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York. Investors are subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See “Risk Factors.”

Optional Redemption

The notes are redeemable, at any time in whole or from time to time in part, in each case at our option, at a redemption price equal to the greater of:

(i)	100% of the principal amount of the notes to be redeemed on that redemption date; and

(ii)	the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (exclusive of interest accrued to the redemption date), discounted to the redemption date on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate plus 30 basis points, plus, in each case, accrued and unpaid interest, if any, to but excluding the redemption date.

Notwithstanding the foregoing, if the notes are redeemed on or after April 8, 2025 (three months prior to their maturity), the redemption price will be 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to but excluding the redemption date.

Notwithstanding the foregoing, installments of interest on notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the notes and the indenture.

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an Independent Investment Banker, a German government bond whose maturity is closest to the maturity of the notes to be redeemed, or if the Independent Investment Banker in its discretion determines that such similar bond is not in issue, such other German government bond as such Independent Investment Banker may, with the advice of the Reference Bond Dealers, determine to be appropriate for determining the Comparable Government Bond Rate.

“Comparable Government Bond Rate” means the price, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), at which the gross redemption yield on the notes to be redeemed, if they were to be purchased at such price on the third business day prior to the date fixed for redemption, would be equal to the gross redemption yield on such business day of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such business day as determined by an Independent Investment Banker.

“Independent Investment Banker” means one of the Reference Bond Dealers that we appoint to act as the Independent Investment Banker from time to time.

“Reference Bond Dealer” means each of Credit Suisse Securities (Europe) Limited and Merrill Lynch International and their successors, and any other firm that is a broker of, and/or market maker in German government bonds (each a “Primary Bond Dealer”) which we specify from time to time; provided, however, that if any of them ceases to be a Primary Bond Dealer, we will substitute another Primary Bond Dealer.

Notice of any redemption will be delivered at least 30 days but not more than 60 days before the redemption date to each registered holder of the notes to be redeemed (with a copy to the trustee and the paying agent) by us; provided that notice of redemption may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the notes. Once notice of redemption is delivered, the notes called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to, but excluding, the redemption date.

Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption. On or before the redemption date, we will deposit with a paying agent (or the trustee) money sufficient to pay the redemption price of and accrued interest on the notes to be redeemed on that date. If less than all of the notes are to be redeemed, the notes to be redeemed will be selected by the registrar in accordance with applicable procedures of Clearstream or Euroclear.

Payment of Additional Amounts

All payments in respect of the notes will be made by or on behalf of us without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature, imposed or levied by the United States or any taxing authority thereof or therein, unless such withholding or deduction is required by law. If such withholding or deduction is required by law, we or a paying agent will pay to a holder who is not a United States person such additional amounts on the notes as are necessary in order that the net payment by us or a paying agent of the principal of, and premium or redemption price, if any, and interest on, the notes to such holder, after such withholding or deduction, will not be less than the amount provided in the notes to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts will not apply:

(1)	to any tax, assessment or other governmental charge that would not have been imposed but for the holder, or a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

a.	being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States or having or having had a qualified business unit which has the United States dollar as its functional currency;

b.	having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of the notes, the receipt of any payment or the enforcement of any rights thereunder) or being considered as having such relationship, including being or having been a citizen or resident of the United States;

c.	being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or a foreign personal holding company that has accumulated earnings to avoid United States federal income tax;

d.	being or having been an owner of a 10% or greater interest in the capital or profits of the Company within the meaning of Section 871(h)(3) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) or any successor provision; or

e.	being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

(2)	to any holder that is not the sole beneficial owner of the notes, or a portion of the notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(3)	to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of the notes, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

(4)	to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by us or a paying agent from the payment;

(5)	to any tax, assessment or other governmental charge that would not have been imposed but for a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(6)	to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;

(7)	to any withholding or deduction that is imposed on a payment to an individual and that is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any other Directive amending, supplementing or replacing such Directive, or any law implementing or complying with, or introduced in order to conform to, such Directive or Directives;

(8)	to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any note, if such payment can be made without such withholding by at least one other paying agent;

(9)	to any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of any note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(10)	to any withholding or deduction that is imposed on a payment pursuant to Sections 1471 through 1474 of the Code and related Treasury regulations and pronouncements (the “Foreign Account Tax Compliance Act”) or any successor provisions and any regulations or official law, agreement or interpretations thereof in any jurisdiction implementing an intergovernmental approach thereto; or

(11)	in the case of any combination of items (1), (2), (3), (4), (5), (6), (7), (8), (9) and (10).

The notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the notes. Except as specifically provided under this heading “—Payment of Additional Amounts,” we will not be required to make any payment for any tax, duty, assessment or governmental charge of whatever nature imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.

As used under this heading “—Payment of Additional Amounts” and under the heading “—Redemption for Tax Reasons,” the term “United States” means the United States of America (including the States and the District of Columbia), its territories and its possessions and other areas subject to its jurisdiction, and the term “United States person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, including an entity treated as a corporation for United States income tax purposes, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source.

Redemption for Tax Reasons

If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any taxing authority thereof or therein), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after July 1, 2015, we become or, based upon a written opinion of independent counsel of recognized standing selected by us, will become obligated to pay additional amounts as described herein under the heading “—Payment of Additional Amounts” with respect to the notes, then we may at our option, having given not less than 30 nor more than 60 days’ prior notice to holders, redeem, in whole, but not in part, the notes at a redemption price equal to 100% of the principal amount of the notes being redeemed, together with accrued and unpaid interest on such notes to, but excluding, the redemption date.

Sinking Fund

The notes are not be entitled to any sinking fund.

Offer to Repurchase upon a Change of Control Repurchase Event

If a Change of Control Repurchase Event (as defined below) occurs, unless we have exercised our right to redeem the notes in whole as described above, we will make an offer to each holder to repurchase all or any part (equal to €100,000 and integral multiples of €1,000 in excess thereof) of that holder’s notes at a repurchase price in cash equal to 101% of the aggregate principal amount of notes repurchased plus any accrued and unpaid interest on the notes repurchased to the date of repurchase.

Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control (as defined below), but after the public announcement of the transaction or transactions that constitutes or may constitute a Change of Control, we will mail a notice to each holder, with a copy to the trustee and the paying agent, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the notes by virtue of such conflict.

On the Change of Control Repurchase Event payment date, we will, to the extent lawful:

●	accept for payment all notes or portions of notes properly tendered pursuant to our offer;

●	deposit with the paying agent an amount equal to the aggregate purchase price in respect of all notes or portions of notes properly tendered; and

●	deliver or cause to be delivered to the trustee the notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of notes being repurchased by us.

The paying agent will promptly deliver to each holder of notes properly tendered the purchase price for the notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any notes surrendered; provided, that each new note will be in a principal amount of €100,000 or integral multiples of €1,000 above that amount.

We will not be required to make an offer to repurchase the notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all notes properly tendered and not withdrawn under its offer.

The definition of “Change of Control” includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of our assets and those of our subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase the notes as a result of a sale, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries, taken as a whole, to another person or group may be uncertain.

Definitions

“Below Investment Grade Rating Event” means the rating on the notes is lowered by each of the Rating Agencies and the notes are rated below Investment Grade by each of the Rating Agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating of the notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earlier of (1) the occurrence of a Change of Control and (2) public notice of the occurrence of a Change of Control or our intention to effect a Change of Control; provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following:

(1)	the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets and those of our subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than us or one of our subsidiaries;

(2)	the first day on which a majority of the members of our Board of Directors are not Continuing Directors; or

(3)	the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than us or one or more of our wholly-owned subsidiaries, becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of our Voting Stock.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) we become a direct or indirect wholly-owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of our voting stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly of more than 50% of the voting stock of such holding company. The term “person,” as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Continuing Director” means, as of any date of determination, any member of our Board of Directors who (1) was a member of our Board of Directors on the date of the issuance of the notes; or (2) was nominated for election, elected or appointed to our Board of Directors with the approval of a majority of the Continuing Directors who were members of our Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of our proxy statement in which such member was named as a nominee for election as a director).

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and a rating of BBB– or better by S&P (or its equivalent under any successor rating categories of S&P) or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by us.

“Moody’s” means Moody’s Investors Service Inc., a subsidiary of Moody’s Corporation, and its successors.

“Rating Agency” means (1) each of Moody’s and S&P; and (2) if either Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act, selected by us as a replacement agency for Moody’s or S&P, or both, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Voting Stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Certain Covenants of the Company

You can find the definitions of certain terms used in this section under “—Certain Definitions.”

Restrictions on Liens

The Company will not, and will not permit any Restricted Subsidiary to, issue, assume or guarantee any indebtedness for money borrowed (herein referred to as “Debt”) if such Debt is secured by any mortgage, security interest, pledge, lien or other encumbrance (herein referred to as a “mortgage”) upon any Operating Property (as defined under “—Certain Definitions” below) of the Company or any Restricted Subsidiary or any shares of stock or Debt of any Restricted Subsidiary, whether owned at the date of the issuance of the notes or thereafter acquired, without effectively securing the notes equally and ratably with such Debt for at least the period such other Debt is so secured unless, after giving effect thereto, the aggregate amount of all Debt so secured (not including Debt permitted in clauses (1) through (7) in the following sentence), together with all Attributable Debt (as defined under “—Certain Definitions” below) in respect of Sale and Leaseback Transactions involving Operating Properties pursuant to clause (2) under “—Restrictions on Sale and Leaseback Transactions” in existence at such time would not exceed 15% of Consolidated Net Tangible Assets (as defined under “—Certain Definitions” below).

The foregoing restriction does not apply to, and therefore will be excluded in computing secured Debt for the purpose of such restriction, Debt secured by:

(1)	mortgages on Operating Property, shares of stock or Debt of any entity existing at the time such entity becomes a Restricted Subsidiary, provided that such mortgages are not incurred in anticipation of such entity’s becoming a Restricted Subsidiary;

(2)	mortgages on Operating Property, shares of stock or Debt existing at the time of acquisition thereof by the Company or a Restricted Subsidiary or mortgages thereon to secure the payment of all or any part of the purchase price thereof, or mortgages on Operating Property, shares of stock or Debt to secure any Debt incurred prior to, at the time of, or within 180 days after, the latest of the acquisition thereof or, in the case of Operating Property, the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such Operating Property for the purpose of financing all or any part of the purchase price thereof, such construction or the making of such improvements;

(3)	mortgages to secure Debt owing to the Company or to a Restricted Subsidiary;

(4)	mortgages on Operating Property, shares of stock or Debt existing at the date of the initial issuance of the notes;

(5)	mortgages on Operating Property, shares of stock or Debt of a person existing at the time such person is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a person as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary, provided that such mortgage was not incurred in anticipation of such merger or consolidation or sale, lease or other disposition;

(6)	mortgages on Operating Property, shares of stock or Debt in favor of the United States or any state, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States or any state, territory or possession thereof (or the District of Columbia), to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Debt incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the Operating Property subject to such mortgages; or

(7)	extensions, renewals or replacements, in whole or in part, of any mortgage referred to in the foregoing clauses (1) through (6), provided, however, that the principal amount of Debt secured thereby will not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement.

Restrictions on Sale and Leaseback Transactions

Sale and Leaseback Transactions by the Company or any Restricted Subsidiary with a third party of any Operating Property are prohibited (except for temporary leases for a term, including renewals, of not more than 60 months and except for leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries) unless the net proceeds of such Sale and Leaseback Transactions are at least equal to the fair market value (as determined in good faith by the Board of Directors of the Company) of the Operating Property to be leased and either:

(1)	the Company or such Restricted Subsidiary would (at the time of entering into such arrangement) be entitled, as described in clauses (1) through (7) of the paragraph under the caption “—Restrictions on Liens” herein, without equally and ratably securing the notes, to issue, assume or guarantee Debt secured by a mortgage on such Operating Property;

(2)	the Attributable Debt of the Company and its Restricted Subsidiaries in respect of such Sale and Leaseback Transactions (other than such Sale and Leaseback Transactions as are referred to in clause (1) or (3) of this paragraph), plus the aggregate principal amount of Debt secured by mortgages on Operating Properties then outstanding (excluding any such Debt secured by mortgages described in clauses (1) through (7) of the paragraph under the caption “—Restrictions on Liens” herein) which do not equally and ratably secure the notes, would not exceed 15% of Consolidated Net Tangible Assets; or

(3)	the Company, within 180 days after the sale or transfer, applies or causes a Restricted Subsidiary to apply an amount equal to the greater of the net proceeds of such sale or transfer or fair market value of the Operating Property (as determined in good faith by the Board of Directors of the Company) so sold and leased back at the time of entering into such Sale and Leaseback Transaction to

(a)	retire (other than any mandatory retirement, mandatory repayment or sinking fund payment or by payment at maturity) notes or other Debt of the Company or a Restricted Subsidiary (other than Debt subordinated to the notes) having a Stated Maturity (as defined in the indenture) more than 12 months from the date of such application or which is extendible at the option of the obligor thereon to a date more than 12 months from the date of such application or

(b)	purchase, construct or develop one or more Operating Properties (other than that involved in such Sale and Leaseback Transaction);

provided that the amount to be so applied pursuant to clause (3) will be reduced by the principal amount of notes delivered within 180 days after such sale or transfer to the Trustee for retirement and cancellation.

Restricted and Unrestricted Subsidiaries

The restrictive provisions described above under “—Certain Covenants of the Company” are applicable to the Company and its Restricted Subsidiaries and do not apply to Unrestricted Subsidiaries. The assets and liabilities of Unrestricted Subsidiaries are not consolidated with those of the Company and its Restricted Subsidiaries in calculating Consolidated Net Tangible Assets under the indenture.

“Unrestricted Subsidiaries” are defined as (1) any Subsidiary substantially all of whose physical properties are located, or substantially all of whose business is carried on, outside the United States and Canada, (2) any finance Subsidiary and (3) any Subsidiary of an Unrestricted Subsidiary. In addition, the Board of Directors may designate any other Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any capital stock of, or owns or holds any mortgage on any Operating Property of, the Company or any Restricted Subsidiary of the Company; provided that the Subsidiary to be so designated has total assets at the time of such designation of $5 million or less. “Restricted Subsidiaries” are all Subsidiaries other than Unrestricted Subsidiaries.

The term “Subsidiary” means, among other things, any corporation or other entity of which the Company directly or indirectly owns or controls more than 50% of the total voting power of the shares of capital stock (or equivalent) entitled to vote in the election of directors (or equivalent).

Neither the Company nor any Restricted Subsidiary may transfer an Operating Property or shares of stock or Debt of a Restricted Subsidiary to an Unrestricted Subsidiary.

An Unrestricted Subsidiary may not be designated a Restricted Subsidiary unless, after giving effect thereto, the aggregate amount of all Debt of the Company and its Restricted Subsidiaries secured by mortgages which would otherwise be subject to the restrictions described under “—Certain Covenants of the Company—Restrictions on Liens” and the Attributable Debt in respect of all Sale and Leaseback Transactions pursuant to clause (2) under “—Certain Covenants of the Company—Restrictions on Sale and Leaseback Transactions” in existence at such time does not at the time exceed 15% of Consolidated Net Tangible Assets.

Certain Definitions

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, as of any particular time, the present value (discounted at the rate of interest implicit in the terms of the lease involved in the Sale and Leaseback Transaction, as determined in good faith by the Company) of the obligation of the lessee thereunder for net rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges or any amounts required to be paid by such lessee thereunder contingent upon monetary inflation or the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

“Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) of the Company and its Restricted Subsidiaries after deducting therefrom (a) all goodwill, tradenames, trademarks, patents, unamortized debt discount and expense and other like intangibles and (b) all current liabilities (excluding any current liabilities for money borrowed having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower), all as reflected in the Company’s latest audited consolidated balance sheet contained in the Company’s most recent annual report to its stockholders prior to the time as of which “Consolidated Net Tangible Assets” will be determined.

“Operating Property” means any manufacturing or processing plant, warehouse or distribution center, together with the land upon which it is situated located within the United States or in Canada and owned and operated now or hereafter by the Company or any Restricted Subsidiary and having a net book value on the date as of which the determination is being made of more than 1.0% of Consolidated Net Tangible Assets other than property which, in the opinion of the Board of Directors of the Company, is not of material importance to the total business conducted by the Company and its Restricted Subsidiaries taken as a whole.

“United States” means the United States of America (including the States and the District of Columbia), its territories and its possessions and other areas subject to its jurisdiction.

Merger, Consolidation and Sale of Assets

The Company will not: (a) consolidate with or merge into another corporation or entity or (b) sell, convey, transfer or lease all or substantially all its assets to another corporation or entity, unless:

(1)	the corporation or entity formed by such consolidation or into which the Company is merged or to which such sale, conveyance, transfer or lease is made is a domestic corporation or entity and expressly assumes, pursuant to a supplemental indenture, all the obligations of the Company under the indenture and the notes; and

(2)	immediately after the completion of the transaction, no default or event of default has occurred and is continuing.

Clause (2) above will not apply to (A) any sale, conveyance, transfer or lease between the Company and one or more of its subsidiaries, (B) any merger of the Company into one of its subsidiaries or (C) any merger of the Company into one of its affiliates for the purpose of reincorporating or reorganizing.

The surviving or successor entity formed by any such consolidation or into which the Company is so merged or to which such sale, conveyance, transfer or lease is made, will succeed to, and be substituted for, and may exercise every right and power of, the Company under the indenture with the same effect as if such successor entity had been named as the Company under the indenture, and after any such transaction, other than a lease, the Company will be relieved of and discharged from all obligations and covenants under the indenture and the notes.

Events of Default

The indenture defines an event of default with respect to the notes as being any one of the following events:

(1)	default for 30 days in any payment of interest on the notes when due;

(2)	default in any payment of principal of the notes when due either at maturity, upon redemption, by declaration or otherwise;

(3)	default for 60 days after appropriate notice in performance of any other covenant or agreement in the indenture applicable to the notes; or

(4)	certain events of bankruptcy, insolvency or reorganization.

If an event of default (other than an event of default described in clause (4) above) occurs and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding notes may declare the principal of and accrued but unpaid interest on such notes to be immediately due and payable. If an event of default described in clause (4) above occurs and is continuing, then the principal amount of and all accrued but unpaid interest on all of the notes will automatically, and without any declaration or any other action on the part of the trustee or any holder, become due and payable immediately.

Any event of default may be waived by the holders of a majority in principal amount of the outstanding notes, except a failure to pay principal of or interest on the notes.

The indenture requires the Company to file annually with the trustee an officer’s certificate as to the company’s compliance with all conditions and covenants under the indenture. The indenture provides that the trustee will, within 90 days after the occurrence of a default in respect of the notes known by it, transmit by mail to all holders of the notes notice of any default known to the trustee, unless such default has been cured or waived; provided, that the trustee will be protected in withholding notice to the holders of the notes of any default (except in payment of principal or interest or any sinking fund installment) if responsible officers of the trustee in good faith determine it is in the interest of the holders of the notes to do so.

If an event of default occurs and is continuing, the indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of the holders of the notes unless such holders have offered to the trustee security or indemnity satisfactory to it. Subject to such provisions for indemnification and certain other rights of the trustee, the indenture provides that the holders of a majority in principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes. However, the indenture provides that the trustee need not take any action which would be unduly prejudicial to the holders not joining such direction.

No holder of any note will have any right to institute any proceeding with respect to the indenture or for any remedy thereunder unless (1) such holder has previously given to the trustee written notice of a continuing event of default, (2) the holders of at least 25% in principal amount of the outstanding notes have made a written request, and offered to the trustee security and indemnity satisfactory to it, to institute such proceeding as trustee, (3) the trustee has not received from the holders of a majority in principal amount of the outstanding notes a direction inconsistent with such request within 60 days of such notice, request and offer of indemnity and (4) the trustee has failed to institute such proceeding within that 60-day period. However, the holder of any note will have an absolute right to receive payment of the principal of and interest on such note on or after the due dates expressed in such note and to institute suit for the enforcement of any such payment.

Modification and Waiver

The indenture provides that, with the consent of the holders of a majority in aggregate principal amount of the outstanding notes, the Company and the trustee may enter into an indenture or supplemental indentures for the purpose of modifying or changing the indenture or the rights of the holders of the notes; provided, however, that no such supplemental indenture may, without the consent of the holder of each outstanding note, (1) extend the stated maturity of the principal of, or any installment of interest on, any note, (2) reduce the principal amount of or the interest on or any premium payable upon redemption of any note, (3) change the place of payment where, or the currency in which the principal of and premium, if any, or interest on such note is denominated or payable, (4) alter the provisions with respect to the redemption or repurchase of such note, (5) reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of maturity, (6) impair the right to institute suit for the enforcement of any payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date), (7) reduce the percentage in principal amount of the outstanding notes that is required for a supplemental indenture or waiver or (8) waive an event of default in the payment of principal of, or interest or premium, if any, on any note.

The holders of at least a majority of the principal amount of the outstanding notes may on behalf of the holders of all the notes waive compliance by the Company with certain restrictive provisions of the indenture.

The indenture also permits the Company and the trustee to amend the indenture in certain circumstances without the consent of the holders of the notes to evidence the merger of the Company or the replacement of the trustee and for certain other purposes.

Legal Defeasance and Covenant Defeasance

The indenture provides that, at the Company’s option, either (a) the Company will be deemed to have been discharged from its obligations with respect to the notes on the first day after the applicable conditions set forth below have been satisfied or (b) the Company will be deemed to have effected covenant defeasance with respect to the notes at any time after the applicable conditions set forth below have been satisfied:

(1)	the Company has deposited or caused to be deposited irrevocably with the trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the notes (i) money in an amount, or (ii) U.S. government obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii), sufficient to pay and discharge each installment of principal of and premium, if any, and interest on, the outstanding notes on the dates such installments of interest or principal and premium are due, accompanied, except in the event of clause (i) of this paragraph, by a report as to the sufficiency of the amount deposited from an independent certified accountant or other financial professional of national standing;

(2)	no default with respect to the notes has occurred and is continuing on the date of such deposit; and

(3)	the Company has delivered to the trustee an opinion of counsel to the effect that holders of the notes will not recognize income, gain or loss for United States federal income tax purposes as a result of the Company’s exercise of its option and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such action had not been exercised and, in the case of the notes being discharged, accompanied by a ruling to that effect received from or published by the United States Internal Revenue Service (the “IRS”).

Satisfaction and Discharge

The indenture will be discharged, and will cease to be of further effect as to the notes, when:

(1)	either:

(a)	all of the notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and the notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the trustee for cancellation; or

(b)	all of the notes that have not been delivered to the trustee for cancellation (1) have become due and payable, (2) will become due and payable at their stated maturity within one year or (3) are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption and, in the case of the provisions described in (1), (2) or (3), as applicable, of this clause (b), the Company has irrevocably deposited or caused to be deposited with the trustee or paying agent as trust funds in trust an amount sufficient to pay and discharge the entire indebtedness on the notes for principal, premium, if any, and interest to the date of such deposit or the date of maturity or redemption, as the case may be; and

(2)	the Company has paid or caused to be paid all other sums payable by it under the indenture with respect to the notes.

In addition, the Company must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent relating to satisfaction and discharge of the indenture with respect to the notes have been complied with.

Trustee, Paying Agent, Transfer Agent and Registrar

Wells Fargo Bank, National Association, is the trustee for the notes. In the ordinary course of business, the trustee and affiliates of the trustee have engaged and may in the future engage in commercial banking transactions with the Company and its affiliates.

Elavon Financial Services Limited, UK Branch will act as the paying agent with respect to the notes and Elavon Financial Services Limited will act as the transfer agent and the registrar with respect to the notes.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Company, and no director, officer, employee, incorporator, member or stockholder of any subsidiary of the Company, as such, will have any liability for any obligations of the issuer under the notes, or the indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder of the notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. Such waiver and release may not be effective to waive liabilities under the U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Book-Entry Procedures

Global Clearance and Settlement

The notes will be issued in the form of one or more global notes in fully registered form, without coupons, and will be deposited with, or on behalf of, a common depositary, and registered in the name of the nominee of the common depositary, for, and in respect of interests held through, Euroclear and Clearstream. Except as described herein, certificates will not be issued in exchange for beneficial interests in the global notes.

Except as set forth below, the global notes may be transferred, in whole and not in part, only to Euroclear or Clearstream or their respective nominees.

Beneficial interests in the global notes will be represented, and transfers of such beneficial interests will be effected, through accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in Euroclear or Clearstream. Those beneficial interests will be in denominations of €100,000 and integral multiples of €1,000 in excess thereof. Investors may hold notes directly through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations that are participants in such systems.

For so long as the notes are represented by a global note deposited with, and registered in the name of a nominee for, a common depositary for Euroclear and/or Clearstream, each person (other than Euroclear or Clearstream) who is for the time being shown in the records of Euroclear or of Clearstream as the holder of a particular nominal amount of the notes (in which regard any certificate or other document issued by Euroclear or Clearstream as to the nominal amount of the notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall upon their receipt of a certificate or other document be treated by the Company and the trustee as the holder of such nominal amount of the notes and the registered holder of the global note shall be deemed not to be the holder for all purposes other than with respect to the payment of principal or interest on such nominal amount of the notes, for which purpose the registered holder of the relevant global note shall be treated by the Company and the trustee as the holder of such nominal amount of the notes in accordance with and subject to the terms of the global note and the expressions “noteholder” and “holder of notes” and related expressions shall be construed accordingly.

Exchange of Global Notes for Certificated Notes

Subject to certain conditions, the notes represented by the global notes are exchangeable for certificated notes in definitive form of like tenor in minimum denominations of €100,000 principal amount and multiples of €1,000 in excess thereof if:

(1)	the common depositary notifies us that it is no longer willing or able to act as a depositary for such global notes or ceases to be a clearing agency registered under the Exchange Act and we fail to appoint a successor common depositary within 90 days;

(2)	an event of default has occurred and is continuing and the common depositary requests the issuance of certificated notes; or

(3)	we determine not to have the notes represented by a global note.

In all cases, certificated notes delivered in exchange for any global note or beneficial interest therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the common depositary (in accordance with its customary procedures).

Payments (including principal, premium and interest) and transfers with respect to notes in certificated form may be executed at the office or agency maintained for such purpose in London (initially the corporate trust office of the paying agent) or, at our option, by check mailed to the holders thereof at the respective addresses set forth in the register of holders of the notes (maintained by the registrar), provided that all payments (including principal, premium and interest) on notes in certificated form, for which the holders thereof have given wire transfer instructions, will be required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof. No service charge will be made for any registration of transfer, but payment of a sum sufficient to cover any tax or governmental charge payable in connection with such registration may be required.

Governing Law

The indenture and the debt securities are governed by, and construed in accordance with, the laws of the State of New York.

3.	1.000% EURO NOTES DUE 2024

The following description of the Ecolab 1.000% Euro Notes due 2024 is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to the Indenture, dated January 12, 2015, between the Company and Wells Fargo Bank, National Association, and the Fifth Supplemental Indenture, dated December 8, 2016, by and among the Company, Wells Fargo Bank, National Association, Elavon Financial Services DAC, UK Branch, as paying agent, and Elavon Financial Services DAC, as transfer agent and registrar (such Indenture and Fifth Supplemental Indenture referred to, respectively, as the “base indenture” and the “supplemental indenture” and, collectively, as the “indenture” in the description below), each of which are incorporated by reference as an exhibit to the Annual Report on Form 10-K for the fiscal year ended December 31, 2022. We encourage you to read the base indenture and the supplemental indenture for additional information.

General

The notes were issued under an indenture, dated as of January 12, 2015, between us and Wells Fargo Bank, National Association, as trustee (the “base indenture”). Certain terms of the notes are contained in a fifth supplemental indenture (the “supplemental indenture” and, together with the base indenture, the “indenture”), among us, Wells Fargo Bank, National Association, as trustee, and certain other parties.

The notes are our senior unsecured obligations and rank equally in right of payment to our other senior debt from time to time outstanding. The notes are structurally subordinated to all liabilities of our subsidiaries, including trade payables. Since we conduct many of our operations through our subsidiaries, our right to participate in any distribution of the assets of a subsidiary when it winds up its business is subject to the prior claims of the creditors of the subsidiary. This means that a holder of our notes will also be subject to the prior claims of these creditors if a subsidiary liquidates or reorganizes or otherwise winds up its business. Unless we are considered a creditor of the subsidiary, a holder’s claims will be recognized behind these creditors.

The indenture does not limit the amount of notes, debentures or other evidences of indebtedness that we may issue under the indenture and provides that notes, debentures or other evidences of indebtedness may be issued from time to time in one or more series. We may from time to time, without giving notice to or seeking the consent of the holders of the notes offered hereby, issue additional debt securities having the same terms (except for the issue date and, in some cases, the public offering price and the first interest payment date) and ranking equally and ratably with the notes offered hereby. Any additional debt securities having such similar terms, together with the notes offered hereby, will constitute a single series of securities under the indenture.

The notes were initially issued in €575,000,000 aggregate principal amount and will mature on January 15, 2024. The notes bear interest at the rate of 1.000% per year from the date of original issuance, or from the most recent interest payment date to which interest has been paid or provided for. Interest on the notes accrued from December 8, 2016. We make interest payments on the notes annually in arrears on January 15 of each year, commencing January 15, 2018. Payment of interest on the notes on any interest payment date is made to the person in whose name such note (or predecessor note) is registered (which shall initially be the common depositary) at the close of business on the business day immediately preceding such interest payment date (the record date with respect to the notes). Interest on the notes is computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the notes (or from December 8, 2016, if no interest has been paid on the notes) to but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) (as defined in the rulebook of the International Capital Market Association).

If an interest payment date or the maturity date with respect to the notes falls on a day that is not a business day, the payment is made on the next business day as if it were made on the date the payment was due, and no interest will accrue on the amount so payable for the period from and after that interest payment date or the maturity date, as the case may be, to the date the payment is made. Interest payment for the notes includes accrued interest from and including the date of issue or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, the interest payment date or the date of maturity, as the case may be.

For purposes of the notes, “business day” means any day, other than a Saturday or Sunday, (1) which is not a day on which banking institutions in The City of New York or London are authorized or required by law, regulation or executive order to close and (2) on which the Trans-European Automated Real-Time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, is open.

The notes were issued only in registered book-entry form, in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

Issuance in Euro

Initial holders were required to pay for the notes in euros, and all payments of principal of, and premium or redemption price, if any, and interest on the notes, is made in euros.

If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or the euro is no longer used by the then-member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. In such circumstances, the amount payable on any date in euros will be converted to U.S. dollars on the basis of the Market Exchange Rate (as defined below) on the second business day before the date that payment is due, or if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate on or before the date that payment is due. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the indenture. Neither the trustee nor the Paying Agent will be responsible for obtaining exchange rates, effecting conversions or otherwise handling redenominations. “Market Exchange Rate” means the noon buying rate in The City of New York for cable transfers of euros as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York. Investors are subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See “Risk Factors.”

Optional Redemption

We may redeem the notes, at any time prior to the date that is three months prior to their maturity, at any time in whole or from time to time in part, in each case at our option, at a redemption price equal to the greater of:

(i)	100% of the principal amount of the notes to be redeemed on that redemption date; and

(ii)	the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (exclusive of interest accrued to the redemption date), discounted to the redemption date on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate plus 20 basis points, plus, in each case, accrued and unpaid interest, if any, to but excluding the redemption date.

In addition, we may redeem the notes on or after October 15, 2023 (three months prior to their maturity), at any time in whole or from time to time in part, in each case at our option, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to but excluding the redemption date.

Notwithstanding the foregoing, installments of interest on notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the notes and the indenture.

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an Independent Investment Banker, a German government bond whose maturity is closest to the maturity of the notes to be redeemed, or if the Independent Investment Banker in its discretion determines that such similar bond is not in issue, such other German government bond as such Independent Investment Banker may, with the advice of the Reference Bond Dealers, determine to be appropriate for determining the Comparable Government Bond Rate.

“Comparable Government Bond Rate” means the price, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), at which the gross redemption yield on the notes to be redeemed, if they were to be purchased at such price on the third business day prior to the date fixed for redemption, would be equal to the gross redemption yield on such business day of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such business day as determined by an Independent Investment Banker.

“Independent Investment Banker” means one of the Reference Bond Dealers that we appoint to act as the Independent Investment Banker from time to time.

“Reference Bond Dealer” means each of J.P. Morgan Securities plc, Merrill Lynch International and MUFG Securities EMEA plc and their successors, and any other firm that is a broker of, and/or market maker in German government bonds (each a “Primary Bond Dealer”) which we specify from time to time; provided, however, that if any of them ceases to be a Primary Bond Dealer, we will substitute another Primary Bond Dealer.

Notice of any redemption will be delivered at least 30 days but not more than 60 days before the redemption date to each registered holder of the notes to be redeemed (with a copy to the trustee and the paying agent) by us; provided that notice of redemption may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the notes. Once notice of redemption is delivered, the notes called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to, but excluding, the redemption date.

Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption. On or before the redemption date, we will deposit with a paying agent (or the trustee) money sufficient to pay the redemption price of and accrued interest on the notes to be redeemed on that date. If less than all of the notes are to be redeemed, the notes to be redeemed will be selected by the registrar in accordance with applicable procedures of Clearstream or Euroclear.

Payment of Additional Amounts

All payments in respect of the notes will be made by or on behalf of us without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature, imposed or levied by the United States or any taxing authority thereof or therein, unless such withholding or deduction is required by law. If such withholding or deduction is required by law, we or a paying agent will pay to a holder who is not a United States person such additional amounts on the notes as are necessary in order that the net payment by us or a paying agent of the principal of, and premium or redemption price, if any, and interest on, the notes to such holder, after such withholding or deduction, will not be less than the amount provided in the notes to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts will not apply:

(1)	to any tax, assessment or other governmental charge that would not have been imposed but for the holder, or a fiduciary, settlor, beneficiary, member or stockholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

(a)	being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States or having or having had a qualified business unit which has the United States dollar as its functional currency;

(b)	having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of the notes, the receipt of any payment or the enforcement of any rights thereunder) or being considered as having such relationship, including being or having been a citizen or resident of the United States;

(c)	being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or a foreign personal holding company that has accumulated earnings to avoid United States federal income tax;

(d)	being or having been an owner of a 10% or greater interest in the capital or profits of the Company within the meaning of Section 871(h)(3) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) or any successor provision; or

(e)	being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

(2)	to any holder that is not the sole beneficial owner of the notes, or a portion of the notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(3)	to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of the notes, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

(4)	to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by us or a paying agent from the payment;

(5)	to any tax, assessment or other governmental charge that would not have been imposed but for a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(6)	to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;

(7)	to any withholding or deduction that is imposed on a payment to an individual and that is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any other Directive amending, supplementing or replacing such Directive, or any law implementing or complying with, or introduced in order to conform to, such Directive or Directives;

(8)	to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any note, if such payment can be made without such withholding by at least one other paying agent;

(9)	to any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of any note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(10)	to any withholding or deduction that is imposed on a payment pursuant to Sections 1471 through 1474 of the Code and related Treasury regulations and pronouncements (the “Foreign Account Tax Compliance Act”) or any successor provisions and any regulations or official law, agreement or interpretations thereof in any jurisdiction implementing an intergovernmental approach thereto; or

(11)	in the case of any combination of items (1), (2), (3), (4), (5), (6), (7), (8), (9) and (10).

The notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the notes. Except as specifically provided under this heading “—Payment of Additional Amounts,” we will not be required to make any payment for any tax, duty, assessment or governmental charge of whatever nature imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.

As used under this heading “—Payment of Additional Amounts” and under the heading “—Redemption for Tax Reasons,” the term “United States” means the United States of America (including the States and the District of Columbia), its territories and its possessions and other areas subject to its jurisdiction, and the term “United States person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the las of the United States, any state of the United States or the District of Columbia, including an entity treated as a corporation for United States income tax purposes, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source.

Redemption for Tax Reasons

If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any taxing authority thereof or therein), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after December 1, 2016, we become or, based upon a written opinion of independent counsel of recognized standing selected by us, will become obligated to pay additional amounts as described herein under the heading “—Payment of Additional Amounts” with respect to the notes, then we may at our option, having given not less than 30 nor more than 60 days’ prior notice to holders, redeem, in whole, but not in part, the notes at a redemption price equal to 100% of the principal amount of the notes being redeemed, together with accrued and unpaid interest on such notes to, but excluding, the redemption date.

Sinking Fund

The notes are not be entitled to any sinking fund.

Offer to Repurchase upon a Change of Control Repurchase Event

If a Change of Control Repurchase Event (as defined below) occurs, unless we have exercised our right to redeem the notes in whole as described above, we will make an offer to each holder to repurchase all or any part (equal to €100,000 and integral multiples of €1,000 in excess thereof) of that holder’s notes at a repurchase price in cash equal to 101% of the aggregate principal amount of notes repurchased plus any accrued and unpaid interest on the notes repurchased to the date of repurchase.

Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control (as defined below), but after the public announcement of the transaction or transactions that constitutes or may constitute a Change of Control, we will mail a notice to each holder, with a copy to the trustee and the paying agent, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the notes by virtue of such conflict.

On the Change of Control Repurchase Event payment date, we will, to the extent lawful:

●	accept for payment all notes or portions of notes properly tendered pursuant to our offer;

●	deposit with the paying agent an amount equal to the aggregate purchase price in respect of all notes or portions of notes properly tendered; and

●	deliver or cause to be delivered to the trustee the notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of notes being repurchased by us.

The paying agent will promptly deliver to each holder of notes properly tendered the purchase price for the notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any notes surrendered; provided, that each new note will be in a principal amount of €100,000 or integral multiples of €1,000 above that amount.

We will not be required to make an offer to repurchase the notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all notes properly tendered and not withdrawn under its offer.

Definitions

“Below Investment Grade Rating Event” means the rating on the notes is lowered by each of the Rating Agencies and the notes are rated below Investment Grade by each of the Rating Agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating of the notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earlier of (1) the occurrence of a Change of Control and (2) public notice of the occurrence of a Change of Control or our intention to effect a Change of Control; provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following:

(1)	the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets and those of our subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than us or one of our subsidiaries;

(2)	the first day on which a majority of the members of our Board of Directors are not Continuing Directors; or

(3)	the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than us or one or more of our wholly-owned subsidiaries, becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of our Voting Stock.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) we become a direct or indirect wholly-owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of our voting stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company. The term “person,” as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Continuing Director” means, as of any date of determination, any member of our Board of Directors who (1) was a member of our Board of Directors on the date of the issuance of the notes; or (2) was nominated for election, elected or appointed to our Board of Directors with the approval of a majority of the Continuing Directors who were members of our Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of our proxy statement in which such member was named as a nominee for election as a director).

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by us.

“Moody’s” means Moody’s Investors Service Inc. and its successors.

“Rating Agency” means (1) each of Moody’s and S&P; and (2) if either Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act, selected by us as a replacement agency for Moody’s or S&P, or both, as the case may be.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Voting Stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Certain Covenants of the Company

You can find the definitions of certain terms used in this section under “—Certain Definitions.”

Restrictions on Liens.

The Company will not, and will not permit any Restricted Subsidiary to, issue, assume or guarantee any indebtedness for money borrowed (herein referred to as “Debt”) if such Debt is secured by any mortgage, security interest, pledge, lien or other encumbrance (herein referred to as a “mortgage”) upon any Operating Property (as defined under “—Certain Definitions” below) of the Company or any Restricted Subsidiary or any shares of stock or Debt of any Restricted Subsidiary, whether owned at the date of the issuance of the notes or thereafter acquired, without effectively securing the notes equally and ratably with such Debt for at least the period such other Debt is so secured unless, after giving effect thereto, the aggregate amount of all Debt so secured (not including Debt permitted in clauses (1) through (7) in the following sentence), together with all Attributable Debt (as defined under “—Certain Definitions” below) in respect of Sale and Leaseback Transactions involving Operating Properties pursuant to clause (2) under “—Restrictions on Sale and Leaseback Transactions” in existence at such time would not exceed 15% of Consolidated Net Tangible Assets (as defined under “—Certain Definitions” below).

The foregoing restriction does not apply to, and therefore will be excluded in computing secured Debt for the purpose of such restriction, Debt secured by:

(1)	mortgages on Operating Property, shares of stock or Debt of any entity existing at the time such entity becomes a Restricted Subsidiary, provided that such mortgages are not incurred in anticipation of such entity’s becoming a Restricted Subsidiary;

(2)	mortgages on Operating Property, shares of stock or Debt existing at the time of acquisition thereof by the Company or a Restricted Subsidiary or mortgages thereon to secure the payment of all or any part of the purchase price thereof, or mortgages on Operating Property, shares of stock or Debt to secure any Debt incurred prior to, at the time of, or within 180 days after, the latest of the acquisition thereof or, in the case of Operating Property, the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such Operating Property for the purpose of financing all or any part of the purchase price thereof, such construction or the making of such improvements;

(3)	mortgages to secure Debt owing to the Company or to a Restricted Subsidiary;

(4)	mortgages on Operating Property, shares of stock or Debt existing at the date of the initial issuance of the notes;

(5)	mortgages on Operating Property, shares of stock or Debt of a person existing at the time such person is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a person as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary, provided that such mortgage was not incurred in anticipation of such merger or consolidation or sale, lease or other disposition;

(6)	mortgages on Operating Property, shares of stock or Debt in favor of the United States or any state, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States or any state, territory or possession thereof (or the District of Columbia), to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Debt incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the Operating Property subject to such mortgages; or

(7)	extensions, renewals or replacements, in whole or in part, of any mortgage referred to in the foregoing clauses (1) through (6), provided, however, that the principal amount of Debt secured thereby will not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement.

Restrictions on Sale and Leaseback Transactions

Sale and Leaseback Transactions by the Company or any Restricted Subsidiary with a third party of any Operating Property are prohibited (except for temporary leases for a term, including renewals, of not more than 60 months and except for leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries) unless the net proceeds of such Sale and Leaseback Transactions are at least equal to the fair market value (as determined in good faith by the Board of Directors of the Company) of the Operating Property to be leased and either:

(1)	the Company or such Restricted Subsidiary would (at the time of entering into such arrangement) be entitled, as described in clauses (1) through (7) of the second paragraph under the caption “—Restrictions on Liens” herein, without equally and ratably securing the notes, to issue, assume or guarantee Debt secured by a mortgage on such Operating Property;

(2)	the Attributable Debt of the Company and its Restricted Subsidiaries in respect of such Sale and Leaseback Transactions (other than such Sale and Leaseback Transactions as are referred to in clause (1) or (3) of this paragraph), plus the aggregate principal amount of Debt secured by mortgages on Operating Properties then outstanding (excluding any such Debt secured by mortgages described in clauses (1) through (7) of the second paragraph under the caption “—Restrictions on Liens” herein) which do not equally and ratably secure the notes, would not exceed 15% of Consolidated Net Tangible Assets; or

(3)	the Company, within 180 days after the sale or transfer, applies or causes a Restricted Subsidiary to apply an amount equal to the greater of the net proceeds of such sale or transfer or fair market value of the Operating Property (as determined in good faith by the Board of Directors of the Company) so sold and leased back at the time of entering into such Sale and Leaseback Transaction to

(a)	retire (other than any mandatory retirement, mandatory repayment or sinking fund payment or by payment at maturity) notes or other Debt of the Company or a Restricted Subsidiary (other than Debt subordinated to the notes) having a Stated Maturity (as defined in the indenture) more than 12 months from the date of such application or which is extendible at the option of the obligor thereon to a date more than 12 months from the date of such application; or

(b)	purchase, construct or develop one or more Operating Properties (other than that involved in such Sale and Leaseback Transaction);

provided that the amount to be so applied pursuant to clause (3) will be reduced by the principal amount of notes delivered within 180 days after such sale or transfer to the Trustee for retirement and cancellation.

Restricted and Unrestricted Subsidiaries

The restrictive provisions described above under “—Certain Covenants of the Company” are applicable to the Company and its Restricted Subsidiaries and do not apply to Unrestricted Subsidiaries. The assets and liabilities of Unrestricted Subsidiaries are not consolidated with those of the Company and its Restricted Subsidiaries in calculating Consolidated Net Tangible Assets under the indenture.

“Unrestricted Subsidiaries” are defined as (1) any Subsidiary substantially all of whose physical properties are located, or substantially all of whose business is carried on, outside the United States and Canada, (2) any finance Subsidiary and (3) any Subsidiary of an Unrestricted Subsidiary. In addition, the Board of Directors may designate any other Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any capital stock of, or owns or holds any mortgage on any Operating Property of, the Company or any Restricted Subsidiary of the Company; provided that the Subsidiary to be so designated has total assets at the time of such designation of $5 million or less. “Restricted Subsidiaries” are all Subsidiaries other than Unrestricted Subsidiaries.

The term “Subsidiary” means, among other things, any corporation or other entity of which the Company directly or indirectly owns or controls more than 50% of the total voting power of the shares of capital stock (or equivalent) entitled to vote in the election of directors (or equivalent).

Neither the Company nor any Restricted Subsidiary may transfer an Operating Property or shares of stock or Debt of a Restricted Subsidiary to an Unrestricted Subsidiary.

An Unrestricted Subsidiary may not be designated a Restricted Subsidiary unless, after giving effect thereto, the aggregate amount of all Debt of the Company and its Restricted Subsidiaries secured by mortgages which would otherwise be subject to the restrictions described under “—Certain Covenants of the Company—Restrictions on Liens” and the Attributable Debt in respect of all Sale and Leaseback Transactions pursuant to clause (2) under “—Certain Covenants of the Company—Restrictions on Sale and Leaseback Transactions” in existence at such time does not at the time exceed 15% of Consolidated Net Tangible Assets.

Certain Definitions

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, as of any particular time, the present value (discounted at the rate of interest implicit in the terms of the lease involved in the Sale and Leaseback Transaction, as determined in good faith by the Company) of the obligation of the lessee thereunder for net rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges or any amounts required to be paid by such lessee thereunder contingent upon monetary inflation or the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

“Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) of the Company and its Restricted Subsidiaries after deducting therefrom (a) all goodwill, tradenames, trademarks, patents, unamortized debt discount and expense and other like intangibles and (b) all current liabilities (excluding any current liabilities for money borrowed having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower), all as reflected in the Company’s latest audited consolidated balance sheet contained in the Company’s most recent annual report to its stockholders prior to the time as of which “Consolidated Net Tangible Assets” will be determined.

“Operating Property” means any manufacturing or processing plant, warehouse or distribution center, together with the land upon which it is situated located within the United States or in Canada and owned and operated now or hereafter by the Company or any Restricted Subsidiary and having a net book value on the date as of which the determination is being made of more than 1.0% of Consolidated Net Tangible Assets other than property which, in the opinion of the Board of Directors of the Company, is not of material importance to the total business conducted by the Company and its Restricted Subsidiaries taken as a whole.

“United States” means the United States of America (including the States and the District of Columbia), its territories and its possessions and other areas subject to its jurisdiction.

Merger, Consolidation and Sale of Assets

The Company will not: (a) consolidate with or merge into another corporation or entity or (b) sell, convey, transfer or lease all or substantially all its assets to another corporation or entity, unless:

(1)	the corporation or entity formed by such consolidation or into which the Company is merged or to which such sale, conveyance, transfer or lease is made is a domestic corporation or entity and expressly assumes, pursuant to a supplemental indenture, all the obligations of the Company under the indenture and the notes; and

(2)	immediately after the completion of the transaction, no default or event of default has occurred and is continuing.

Clause (2) above will not apply to (A) any sale, conveyance, transfer or lease between the Company and one or more of its subsidiaries, (B) any merger of the Company into one of its subsidiaries or (C) any merger of the Company into one of its affiliates for the purpose of reincorporating or reorganizing.

The surviving or successor entity formed by any such consolidation or into which the Company is so merged or to which such sale, conveyance, transfer or lease is made, will succeed to, and be substituted for, and may exercise every right and power of, the Company under the indenture with the same effect as if such successor entity had been named as the Company under the indenture, and after any such transaction, other than a lease, the Company will be relieved of and discharged from all obligations and covenants under the indenture and the notes.

Events of Default

The indenture defines an event of default with respect to the notes as being any one of the following events:

(1)	default for 30 days in any payment of interest on the notes when due;

(2)	default in any payment of principal of the notes when due either at maturity, upon redemption, by declaration or otherwise;

(3)	default for 60 days after appropriate notice in performance of any other covenant or agreement in the indenture applicable to the notes; or

(4)	certain events of bankruptcy, insolvency or reorganization.

If an event of default (other than an event of default described in clause (4) above) occurs and is continuing, the trustee or the holders of 25% or more in principal amount of the outstanding notes may declare the principal of and accrued but unpaid interest on such notes to be immediately due and payable. If an event of default described in clause (4) above occurs and is continuing, then the principal amount of and all accrued but unpaid interest on all of the notes shall automatically, and without any declaration or any other action on the part of the trustee or any holder, become due and payable immediately.

Any event of default may be waived by the holders of a majority in principal amount of the outstanding notes, except a failure to pay principal of or interest on the notes.

The indenture requires the Company to file annually with the trustee an officer’s certificate as to the company’s compliance with all conditions and covenants under the indenture. The indenture provides that the trustee will, within 90 days after the occurrence of a default in respect of the notes known by it, transmit by mail to all holders of the notes notice of any default known to the trustee, unless such default has been cured or waived; provided, that the trustee will be protected in withholding notice to the holders of the notes of any default (except in payment of principal or interest or any sinking fund installment) if responsible officers of the trustee in good faith determine it is in the interest of the holders of the notes to do so.

If an event of default occurs and is continuing, the indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of the holders of the notes unless such holders have offered to the trustee security or indemnity satisfactory to it. Subject to such provisions for indemnification and certain other rights of the trustee, the indenture provides that the holders of a majority in principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes. However, the indenture provides that the trustee need not take any action which would be unduly prejudicial to the holders not joining such direction.

No holder of any note will have any right to institute any proceeding with respect to the indenture or for any remedy thereunder unless (1) such holder has previously given to the trustee written notice of a continuing event of default, (2) the holders of at least 25% in principal amount of the outstanding notes have made a written request, and offered to the trustee security and indemnity satisfactory to it, to institute such proceeding as trustee, (3) the trustee has not received from the holders of a majority in principal amount of the outstanding notes a direction inconsistent with such request within 60 days of such notice, request and offer of indemnity and (4) the trustee has failed to institute such proceeding within that 60-day period. However, the holder of any note will have an absolute right to receive payment of the principal of and interest on such note on or after the due dates expressed in such note and to institute suit for the enforcement of any such payment.

Modification and Waiver

The indenture provides that, with the consent of the holders of a majority in aggregate principal amount of the outstanding notes, the Company and the trustee may enter into an indenture or supplemental indentures for the purpose of modifying or changing the indenture or the rights of the holders of the notes; provided, however, that no such supplemental indenture may, without the consent of the holder of each outstanding note, (1) extend the stated maturity of the principal of, or any installment of interest on, any note, (2) reduce the principal amount of or the interest on or any premium payable upon redemption of any note, (3) change the place of payment where, or the currency in which the principal of and premium, if any, or interest on such note is denominated or payable, (4) alter the provisions with respect to the redemption or repurchase of such note, (5) reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of maturity, (6) impair the right to institute suit for the enforcement of any payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date), (7) reduce the percentage in principal amount of the outstanding notes that is required for a supplemental indenture or waiver or (8) waive an event of default in the payment of principal of, or interest or premium, if any, on any note.

The holders of at least a majority of the principal amount of the outstanding notes may on behalf of the holders of all the notes waive compliance by the Company with certain restrictive provisions of the indenture.

The indenture also permits the Company and the trustee to amend the indenture in certain circumstances without the consent of the holders of the notes to evidence the merger of the Company or the replacement of the trustee and for certain other purposes.

Legal Defeasance and Covenant Defeasance

The indenture provides that, at the Company’s option, either (a) the Company will be deemed to have been discharged from its obligations with respect to the notes on the first day after the applicable conditions set forth below have been satisfied or (b) the Company will be deemed to have effected covenant defeasance with respect to the notes at any time after the applicable conditions set forth below have been satisfied:

(1)	the Company has deposited or caused to be deposited irrevocably with the trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the notes (i) money in an amount, or (ii) U.S. government obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii), sufficient to pay and discharge each installment of principal of and premium, if any, and interest on, the outstanding notes on the dates such installments of interest or principal and premium are due, accompanied, except in the event of clause (i) of this paragraph, by a report as to the sufficiency of the amount deposited from an independent certified accountant or other financial professional of national standing;

(2)	no default with respect to the notes has occurred and is continuing on the date of such deposit; and

(3)	the Company has delivered to the trustee an opinion of counsel to the effect that holders of the notes will not recognize income, gain or loss for United States federal income tax purposes as a result of the Company’s exercise of its option and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such action had not been exercised and, in the case of the notes being discharged, accompanied by a ruling to that effect received from or published by the United States Internal Revenue Service (the “IRS”).

Satisfaction and Discharge

The indenture will be discharged, and will cease to be of further effect as to the notes, when:

(1)	either:

(a)	all of the notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and the notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the trustee for cancellation; or

(b)	all of the notes that have not been delivered to the trustee for cancellation (1) have become due and payable, (2) will become due and payable at their stated maturity within one year or (3) are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption and, in the case of the provisions described in (1), (2) or (3), as applicable, of this clause (b), the Company has irrevocably deposited or caused to be deposited with the trustee or paying agent as trust funds in trust an amount sufficient to pay and discharge the entire indebtedness on the notes for principal, premium, if any, and interest to the date of such deposit or the date of maturity or redemption, as the case may be; and

(2)	the Company has paid or caused to be paid all other sums payable by it under the indenture with respect to the notes.

In addition, the Company must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent relating to satisfaction and discharge of the indenture with respect to the notes have been complied with.

Trustee, Paying Agent, Transfer Agent and Registrar

Wells Fargo Bank, National Association, is the trustee for the notes. In the ordinary course of business, the trustee and affiliates of the trustee have engaged and may in the future engage in commercial banking transactions with the Company and its affiliates.

Elavon Financial Services DAC, UK Branch will act as the paying agent with respect to the notes and Elavon Financial Services DAC will act as the transfer agent and the registrar with respect to the notes.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Company, and no director, officer, employee, incorporator, member or stockholder of any subsidiary of the Company, as such, will have any liability for any obligations of the issuer under the notes, or the indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder of the notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. Such waiver and release may not be effective to waive liabilities under the U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Book-Entry Procedures

Global Clearance and Settlement

The notes will be issued in the form of one or more global notes in fully registered form, without coupons, and will be deposited with, or on behalf of, a common depositary, and registered in the name of the nominee of the common depositary, for, and in respect of interests held through, Euroclear and Clearstream. Except as described herein, certificates will not be issued in exchange for beneficial interests in the global notes.

Except as set forth below, the global notes may be transferred, in whole and not in part, only to Euroclear or Clearstream or their respective nominees.

Beneficial interests in the global notes will be represented, and transfers of such beneficial interests will be effected, through accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in Euroclear or Clearstream. Those beneficial interests will be in denominations of €100,000 and integral multiples of €1,000 in excess thereof. Investors may hold notes directly through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations that are participants in such systems.

For so long as the notes are represented by a global note deposited with, and registered in the name of a nominee for, a common depositary for Euroclear and/or Clearstream, each person (other than Euroclear or Clearstream) who is for the time being shown in the records of Euroclear or of Clearstream as the holder of a particular nominal amount of the notes (in which regard any certificate or other document issued by Euroclear or Clearstream as to the nominal amount of the notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall upon their receipt of a certificate or other document be treated by the Company and the trustee as the holder of such nominal amount of the notes and the registered holder of the global note shall be deemed not to be the holder for all purposes other than with respect to the payment of principal or interest on such nominal amount of the notes, for which purpose the registered holder of the relevant global note shall be treated by the Company and the trustee as the holder of such nominal amount of the notes in accordance with and subject to the terms of the global note and the expressions “noteholder” and “holder of notes” and related expressions shall be construed accordingly.

Exchange of Global Notes for Certificated Notes

Subject to certain conditions, the notes represented by the global notes are exchangeable for certificated notes in definitive form of like tenor in minimum denominations of €100,000 principal amount and multiples of €1,000 in excess thereof if:

(1)	the common depositary notifies us that it is no longer willing or able to act as a depositary for such global notes or ceases to be a clearing agency registered under the Exchange Act and we fail to appoint a successor common depositary within 90 days;

(2)	an event of default has occurred and is continuing and the common depositary requests the issuance of certificated notes; or

(3)	we determine not to have the notes represented by a global note.

In all cases, certificated notes delivered in exchange for any global note or beneficial interest therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the common depositary (in accordance with its customary procedures).

Payments (including principal, premium and interest) and transfers with respect to notes in certificated form may be executed at the office or agency maintained for such purpose in London (initially the corporate trust office of the paying agent) or, at our option, by check mailed to the holders thereof at the respective addresses set forth in the register of holders of the notes (maintained by the registrar), provided that all payments (including principal, premium and interest) on notes in certificated form, for which the holders thereof have given wire transfer instructions, will be required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof. No service charge will be made for any registration of transfer, but payment of a sum sufficient to cover any tax or governmental charge payable in connection with such registration may be required.

Governing Law

The indenture and the debt securities are governed by, and construed in accordance with, the laws of the State of New York.